Patricia Chiodo Appointed to Knife River Corporation Board of Directors

BISMARCK, N.D. — June 27, 2024 — Knife River Corporation (NYSE: KNF) announced today that Patricia Chiodo has been appointed to the company’s board of directors.

Chiodo has extensive financial expertise and will serve on the board’s Audit and Compensation committees. Until her retirement in 2022, she was chief financial officer of Verra Mobility Corporation. Prior to that, Chiodo was chief financial officer of RSC Holdings, a renter of construction and industrial equipment. She currently serves on the Audit Committee for UNS Energy Corporation and previously served on the Audit Committee for publicly traded Embark Technology, Inc.

“Tricia is an accomplished business leader with experience in corporate strategy, mergers and acquisitions, risk management and capital markets,” said Karen Fagg, chair of Knife River’s board. “When we chose to expand the board and add another independent director, we were looking for someone with Tricia’s combination of financial expertise, experience with public companies and proven skills as a team builder. She is a great addition to the board, and we look forward to working with her as we continue to grow Knife River.”

Chiodo earned a bachelor’s degree in accounting from the University of Arizona.

About Knife River
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information about Knife River, visit www.kniferiver.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including, but not limited to, statements about Knife River’s growth opportunities and contributions of Ms. Chiodo, are expressed in good faith and are believed by Knife River to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. There can be no assurance that the actual results or developments anticipated by Knife River will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Knife River or its business or operations. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in Knife River’s Form 10-K and most recent Form 10-Q. All forward-looking statements in this release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Knife River does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Tony Spilde, Knife River senior director of communications, 541-693-5949

Investor Contact:
Zane Karimi, Knife River director of investor relations, 503-944-3508